Sweetgreen, Inc. Announces
Third Quarter 2026 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next-generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its third fiscal quarter ended September 27, 2026.

Third quarter 2026 financial highlights
For the third quarter of fiscal year 2026, compared to the third quarter of fiscal year 2025:
•Total revenue increased 2.1% to $176.0 million.
•Same-Store Sales Change of (6.4%), versus (9.5%).
•Total Digital Revenue Percentage was 66.1%, up from 61.8% and Owned Digital Revenue Percentage(1) was 38.0%, up from 35.3%.
•Loss from operations was $(31.8) million and loss from operations margin was (18.1)%, versus $(36.3) million and (21.0)%.
•Restaurant-Level Profit(2) was $18.3 million and Restaurant-Level Profit Margin(2) was 10.4%, versus $22.5 million and 13.1%.
•Net loss was $(30.7) million and net loss margin was (17.5)%, versus net loss of $(36.1) million and net loss margin of (21.0)%.
•Adjusted EBITDA(2) was $(6.8) million and Adjusted EBITDA Margin(2) was (3.8)%, versus $(4.4) million and (2.5)%.
•3 Net New Restaurant Openings, versus 6.

(1) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during the second quarter of fiscal year 2025, are included as part of our Owned Digital Channels sales.
(2) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release.

“We believe our Sweet Growth Transformation Plan is beginning to take hold, with sales improving through the quarter and positive comparable sales in October, primarily driven by transaction growth,” said Jonathan Neman, Co-Founder and Chief Executive Officer. “We are confident in our plan to build on this progress by investing in our restaurant teams, delivering a consistently great customer experience and expanding our menu with bold, craveable food. Our focus is clear: bring more customers into sweetgreen and give them more reasons to come back.”

Results for the third quarter ended September 27, 2026:

Total revenue for the third quarter of fiscal year 2026 was $176.0 million, an increase of 2.1% from the prior year period. This increase was primarily due to an increase of $13.8 million of incremental revenue associated with 30 Net New Restaurant Openings during or subsequent to the third quarter of fiscal year 2025. The increase in revenue was partially offset by a decrease in Comparable Restaurant Base revenue of $10.7 million. Same-Store Sales Change was (6.4)%, reflecting a 4.9% decrease in traffic and a 2.1% decrease in product mix, partially offset by a 0.6% benefit from menu price increases implemented during the current year period. The decline in traffic primarily reflected reduced consumer demand resulting from the cyclosporiasis outbreak impacting the current year period. The decrease in product mix primarily reflected a shift in menu mix towards wraps.

Loss from operations margin improved to (18.1)% from (21.0)% in the prior year period, primarily reflecting lower general and administrative expense and impairment and closure costs, partially offset by lower Restaurant-Level Profit Margin. Restaurant-Level Profit Margin was 10.4%, down 270 basis points versus the prior year period. The decline primarily reflected sales deleverage from the (6.4)% Same-Store Sales Change and higher labor expenses, partially offset by a one-time write-off of discontinued materials and higher packaging costs related to tariffs and duties recognized in the prior year period.

General and administrative expense was $27.6 million, or 15.7% of revenue for the third quarter of fiscal year 2026, compared with $30.9 million, or 17.9% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to a $2.5 million decrease in stock-based compensation expense, primarily related to restricted stock units as well as performance-based restricted stock units issued before the company’s IPO, and a $0.5 million decrease in management salaries and benefits. These decreases were partially offset by higher marketing spend.

Net loss was $(30.7) million in the third quarter of fiscal year 2026, compared with net loss of $(36.1) million in the prior year period. The decrease in net loss was primarily due to lower general and administrative expense and impairment and closure costs, partially offset by a $4.2 million decline in Restaurant-Level Profit.

Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $(6.8) million for the third quarter of fiscal year 2026, compared with $(4.4) million in the prior year period. This change was primarily due to the $4.2 million decline in Restaurant-Level Profit.

Fiscal Year 2026 Outlook [Updated]

For fiscal year 2026, we are updating our guidance as follows:

•Approximately 10 Net New Restaurant Openings, with about half featuring the Infinite Kitchen
•Same-Store Sales Change of about (5.5)%
•Restaurant-Level Profit Margin of 11.0% to 11.5%
•Adjusted EBITDA between $(23.0) million to $(20.0) million

We expect about half as many Net New Restaurant Openings in fiscal year 2027 compared to fiscal year 2026.

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, November 5, 2026, at 1:30 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast, and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including statements regarding our expectations for the fourth quarter and fiscal year 2026 outlook; our business strategies, including the expected timing and benefits of our Sweet Growth Transformation Plan and our market opportunity; trends in our business and our ability to improve our financial results in future periods; our plans for new menu items in 2026 and 2027 and potential changes to our menu and pricing architecture; our expectations regarding contributions that our modified customer loyalty program will make to our financial results in future fiscal periods, including the impact of increased personalization on customer loyalty; our plans and expectations regarding digital innovation, including new ordering experiences and the effect of artificial intelligence tools and agents on how customers discover and order food; our expectations regarding improvements in our restaurant operations and the resulting impact on our key metrics and financial results; our investment in restaurant leaders and employees, including our Head Coach compensation program, training, and annual wage increases, and their expected effects on employee retention and restaurant performance; our confidence in the company’s long term growth opportunity; our expectations regarding the performance of certain menu items and offerings; our expectations regarding future menu prices; our expectations regarding the impact of, and our ability to recover from, ongoing food safety concerns on consumer demand and our sales trends; our expectations regarding initiatives to improve ingredient usage and food costs; our expectations regarding the impact of our efforts to improve operational efficiency, including through the implementation of new staffing models; and our plans regarding brand marketing initiatives. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “aim,” “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “opportunity,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to compete effectively; uncertainties regarding changes in economic conditions and geopolitical events, and the customer behavior trends they drive; our ability to open new restaurants; our ability to effectively identify and secure appropriate sites for new restaurants; our ability to expand into new markets and the risks such expansion presents; the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations; the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants; our ability to execute our Sweet Growth Transformation Plan and our other strategic priorities and to realize their anticipated benefits; the success of our menu innovation, pricing, promotions, marketing, loyalty, and digital initiatives and customers’ response to them; our ability to adapt to changes in how customers discover and order food, including through artificial intelligence tools and third-party delivery platforms; our ability to deploy, and secure support for, the proprietary kitchen automation technology, known as the Infinite

Kitchen, in a timely and cost-effective manner; our ability to preserve the value of our brand; food safety and foodborne illness concerns and their impact on consumer demand and customer traffic; the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding, and retaining a qualified workforce; the cost and effectiveness of our Head Coach compensation program and restaurant employee wage increases; the impact of pandemics or disease outbreaks; our ability to achieve profitability in the future; our ability to identify, complete, and integrate acquisitions; the effect on our business of governmental regulations, including but not limited to any future regulations that impose taxes, tariffs, or duties on food products, supplies, or other items that we purchase; changes in employment laws; the effect on our business of expenses and potential management distraction associated with litigation and government inquiries; potential privacy and cybersecurity incidents; the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards; and our ability to enforce our rights in our intellectual property. Additional information regarding certain of these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, as updated by subsequently filed Quarterly Reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure or permanently closed during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days.

•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same given period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period, excluding any restaurant that has had a temporary or permanent closure during any prior or current fiscal month in the relevant measurement period. We define a temporary closure as a closure of at least five days during which the restaurant would have otherwise been open; for any such temporary closure occurring during a prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant.

•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through all channels except Non-Digital transactions made through our In-Store Channel. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin,

Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net income (loss) adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and, in certain periods, impairment and closure costs, restructuring charges, gain on disposal of business, and other non-recurring expenses. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net income (loss) prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; restructuring charges; ERP implementation and related costs; legal settlements; and other expenses as described in more detail in the table reconciling our net income (loss) to Adjusted EBITDA, below; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net income (loss), and our other GAAP results.

About Sweetgreen
Sweetgreen (NYSE: SG) believes good taste starts long before the first bite. Since 2007, the brand has been on a mission to create healthy communities by connecting people to real food. Its longstanding relationships with farmers bring seasonal ingredients to its kitchens, where teams cook from scratch every day. The result is a fresh, flavorful approach to fast casual that makes eating well something to look forward to. Today, sweetgreen offers its farm-sourced, chef-crafted menus at 290 locations across the country. To learn more about sweetgreen, its menu, and its loyalty program, visit www.sweetgreen.com. Follow @sweetgreen on Instagram, TikTok, Facebook and X.

Sweetgreen Contact, Anthony Wiginton

Investor Relations
ir@sweetgreen.com
Media
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	September 27, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$119,791	$89,177
Accounts receivable	5,348	5,166
Inventory	3,008	2,384
Prepaid expenses	10,040	6,381
Current portion of lease acquisition costs	82	93
Assets held for sale	—	25,427
Other current assets	1,278	1,029
Total current assets	139,547	129,657
Operating lease assets	282,278	284,263
Property and equipment, net	302,052	326,903
Goodwill	27,793	27,793
Intangible assets, net	9,643	10,424
Security deposits	1,282	1,316
Lease acquisition costs, net	182	241
Restricted cash	6,235	4,166
Equity investments	86,429	—
Other assets	2,304	3,341
Total assets	$857,745	$788,104
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$43,562	$41,590
Accounts payable	12,114	19,885
Accrued expenses	37,124	33,739
Accrued payroll	9,670	8,143
Gift cards and loyalty liability	7,348	7,177
Liabilities held for sale	—	1,085
Other current liabilities	25	7,033
Total current liabilities	109,843	118,652
Operating lease liabilities, net of current portion	306,484	312,904
Other non-current liabilities	—	149
Deferred income tax liabilities	635	274
Total liabilities	416,962	431,979
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.001 par value per share, 2,000,000,000 Class A shares authorized, 107,291,574 and 106,554,859 Class A shares issued and outstanding as of September 27, 2026 and December 28, 2025, respectively; 300,000,000 Class B shares authorized, 11,893,558 and 11,893,558 Class B shares issued and outstanding as of September 27, 2026 and December 28, 2025, respectively	119	118
Additional paid-in capital	1,381,296	1,365,430
Accumulated deficit	(940,632)	(1,009,423)
Total stockholders’ equity	440,783	356,125
Total liabilities and stockholders’ equity	$857,745	$788,104

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen weeks ended
	September 27, 2026		September 28, 2025
Revenue	$176,018	100%	$172,393	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	50,781	28.8%	52,894	30.7%
Labor and related expenses	53,616	30.5%	50,157	29.1%
Occupancy and related expenses	18,217	10.3%	16,557	9.6%
Other restaurant operating costs	35,087	19.9%	30,271	17.6%
Total restaurant operating costs	157,701	89.6%	149,879	86.9%
Operating expenses:
General and administrative	27,642	15.7%	30,900	17.9%
Depreciation and amortization	18,571	10.6%	18,304	10.6%
Pre-opening costs	1,099	0.6%	2,789	1.6%
Impairment and closure costs	2,054	1.2%	4,578	2.7%
Loss on disposal of property and equipment	238	0.1%	1,109	0.6%
Restructuring charges	501	0.3%	1,108	0.6%
Total operating expenses	50,105	28.5%	58,788	34.1%
Loss from operations	(31,788)	(18.1)%	(36,274)	(21.0)%
Interest income	(1,140)	(0.6)%	(1,498)	(0.9)%
Interest expense	10	—%	7	—%
Gain on disposal of business	80	—%	—	—%
Other expense (income)	—	—%	1,273	0.7%
Net loss before income taxes	(30,738)	(17.5)%	(36,056)	(20.9)%
Income tax expense	10	—%	90	0.1%
Net loss	$(30,748)	(17.5)%	$(36,146)	(21.0)%
Earnings (loss) per share:
Net loss per share, basic and diluted	$(0.26)		$(0.31)
Weighted average shares outstanding, basic and diluted	119,110,088		118,282,536

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share amounts)
(unaudited)

	Thirty-nine weeks ended
	September 27, 2026		September 28, 2025
Revenue	$530,201	100.0%	$524,280	100.0%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	155,041	29.2%	148,330	28.3%
Labor and related expenses	160,690	30.3%	149,272	28.5%
Occupancy and related expenses	54,101	10.2%	48,669	9.3%
Other restaurant operating costs	100,674	19.0%	90,683	17.3%
Total restaurant operating costs	470,506	88.7%	436,954	83.3%
Operating expenses:
General and administrative	86,622	16.3%	103,742	19.8%
Depreciation and amortization	55,957	10.6%	53,406	10.2%
Pre-opening costs	3,317	0.6%	7,019	1.3%
Impairment and closure costs	4,845	0.9%	10,008	1.9%
Loss on disposal of property and equipment	976	0.2%	1,226	0.2%
Restructuring charges	1,522	0.3%	3,159	0.6%
Total operating expenses	153,239	28.9%	178,560	34.1%
Loss from operations	(93,544)	(17.6)%	(91,234)	(17.4)%
Interest income	(3,762)	(0.7)%	(5,126)	(1.0)%
Interest expense	100	—%	12	—%
Gain on disposal of business	(160,482)	(30.3)%	—	—%
Other expense (income)	9	—%	(2,047)	(0.4)%
Net income (loss) before income taxes	70,591	13.3%	(84,073)	(16.0)%
Income tax expense	1,800	0.3%	270	0.1%
Net income (loss)	$68,791	13.0%	$(84,343)	(16.1)%
Earnings (loss) per share:
Basic	$0.58		$(0.72)
Diluted	$0.57		$(0.72)
Weighted average shares outstanding:
Basic	118,905,562		117,804,955
Diluted	120,921,789		117,804,955

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirty-nine weeks ended
	September 27, 2026	September 28, 2025
Cash flows from operating activities:
Net income (loss)	$68,791	$(84,343)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	55,957	53,406
Amortization of lease acquisition	70	69
Amortization of cloud computing arrangements	884	752
Non-cash operating lease cost	28,068	26,098
Loss on disposal of property and equipment	976	1,226
Stock-based compensation	14,145	24,032
Non-cash impairment and closure costs	3,199	9,754
Non-cash restructuring charges	684	636
Deferred income tax expense	363	270
Change in fair value of contingent consideration liability	—	(2,066)
Gain on disposal of business	(161,161)	—
Changes in operating assets and liabilities:
Accounts receivable	(182)	(1,771)
Inventory	(624)	(448)
Prepaid expenses and other current assets	(3,702)	1,873
Operating lease liabilities	(30,943)	(32,175)
Accounts payable	(5,784)	943
Accrued payroll and benefits	1,527	(6,518)
Accrued expenses and other current liabilities	4,646	3,074
Gift card and loyalty liability	171	3,451
Contingent consideration liability	(5,396)	(2,290)
Other non-current liabilities	(146)	(15)
Net cash used in operating activities	(28,457)	(4,042)
Cash flows from investing activities:
Purchase of property and equipment	(33,755)	(76,149)
Purchase of intangible assets	(5,257)	(5,955)
Security and landlord deposits	34	71
Proceeds from disposal of business	100,000	—
Net cash provided by (used in) investing activities	61,022	(82,033)
Cash flows from financing activities:
Proceeds from stock option exercise	122	3,014
Payment associated to shares repurchased for tax withholding	(4)	(261)
Net cash (used in) provided by financing activities	118	2,753
Net change in cash and cash equivalents and restricted cash	32,683	(83,322)
Cash and cash equivalents and restricted cash—beginning of year	93,343	217,429
Cash and cash equivalents and restricted cash—end of period	$126,026	$134,107
Supplemental disclosure of cash flow information
Cash paid for interest	$100	$11
Non-cash investing and financing activities
Purchase of property and equipment accrued in accounts payable and accrued expenses	$6,950	$12,819
Series C Preferred Stock of Wonder Group, Inc. as partial consideration for the Spyce sale	$86,429	$—

SWEETGREEN, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net New Restaurant Openings	3	6	9	20
Average Unit Volume (as adjusted)(1)	$2,473	$2,769	$2,473	$2,769
Same-Store Sales Change (%) (as adjusted)(2)	(6.4)%	(9.5)%	(8.4)%	(6.8)%
Total Digital Revenue Percentage(3)	66.1%	61.8%	66.5%	60.8%
Owned Digital Revenue Percentage(3)	38.0%	35.3%	38.6%	33.5%

(1) Nine restaurants were excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 27, 2026. Three restaurants were excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 28, 2025. Such adjustments did not result in a material change to AUV.

(2) Our results for the thirteen weeks ended September 27, 2026 have been adjusted to reflect the closures of 11 restaurants, including two temporary closures and nine permanent closures, which were excluded from the calculation of Same-Store Sales Change. Our results for the thirty-nine weeks ended September 27, 2026 have been adjusted to reflect the closures of 19 restaurants, including 10 temporary closures and nine permanent closures, which were excluded from the calculation of Same-Store Sales Change. Our results for the thirteen and thirty-nine weeks ended September 28, 2025 have been adjusted to reflect the temporary closures of six and thirteen restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change for either period.

(3) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during the second quarter of fiscal year 2025, are included as part of our Owned Digital Channels sales.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Loss from operations	$(31,788)	$(36,274)	$(93,544)	$(91,234)
Add back:
General and administrative	27,642	30,900	86,622	103,742
Depreciation and amortization	18,571	18,304	55,957	53,406
Pre-opening costs	1,099	2,789	3,317	7,019
Impairment and closure costs	2,054	4,578	4,845	10,008
Loss on disposal of property and equipment(1)	238	1,109	976	1,226
Restructuring charges(2)	501	1,108	1,522	3,159
Restaurant-Level Profit	$18,317	$22,514	$59,695	$87,326
Loss from operations margin	(18.1)%	(21.0)%	(17.6)%	(17.4)%
Restaurant-Level Profit Margin	10.4%	13.1%	11.3%	16.7%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)

The following table sets forth a reconciliation of our net income (loss) to Adjusted EBITDA, as well as the calculation of net income (loss) margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net income (loss)	$(30,748)	$(36,146)	$68,791	$(84,343)
Non-GAAP adjustments:
Income tax expense	10	90	1,800	270
Interest income	(1,140)	(1,498)	(3,762)	(5,126)
Interest expense	10	7	100	12
Depreciation and amortization	18,571	18,304	55,957	53,406
Stock-based compensation(1)	3,343	5,811	14,325	24,032
Loss on disposal of property and equipment(2)	238	1,109	976	1,226
Impairment and closure costs(3)	2,054	4,578	4,845	10,008
Other expense (income)(4)	—	1,273	9	(2,047)
Restructuring charges(5)	501	1,108	1,522	3,159
ERP implementation and related costs(6)	319	257	884	752
Legal settlements(7)	—	—	12	243
Disposal of prepaid assets(8)	—	744	—	744
Gain on disposal of business(9)	80	—	(160,482)	—
Adjusted EBITDA	$(6,762)	$(4,363)	$(15,023)	$2,336
Net income (loss) margin	(17.5)%	(21.0)%	13.0%	(16.1)%
Adjusted EBITDA Margin	(3.8)%	(2.5)%	(2.8)%	0.4%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(4)Other expense (income) includes the change in fair value of the contingent consideration issued as part of the Spyce acquisition.
(5)Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.
(6)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP.
(7)Expenses recorded for accruals related to the settlements of legal matters.
(8)Represents a non-recurring write-off of specific materials associated with legacy marketing initiatives which were determined to have no alternative use within current or future operations.
(9)Gain recognized on the disposal of the Spyce business from the transaction completed during the thirty-nine weeks ended September 27, 2026.